Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

EXHIBIT 10.48

Execution Version

THIRD-PARTY AGREEMENT

by and AMONG

aetna life insurance coMPANY,

GRANDPARENTS.COM, INC.,

aND

READER’S DIGEST FINANCIAL SERVICES, INC.

DATED AS OF

FEBRUARY 13, 2014

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

TABLE OF CONTENTS

ARTICLE 1 - PROGRAM ESTABLISHMENT		1
1.1	The Program	1
1.2	Availability of Program to Third Party Customers	1
ARTICLE 2 - Obligations and Rights of ALIC		1
2.1	Generally	1
2.2	Customer Relationship	2
2.3	Records	2
2.4	Reports	2
ARTICLE 3 - oBLIGATIONS AND RIGHTS OF THIRD PARTY		2
3.1	Responsibility of Third Party to Help Promote the Program	2
3.2	Third Party Customer Information	3
3.3	Limited Obligations of the Parties	3
ARTICLE 4 - cOMPLAINTS		4
ARTICLE 5 - cOMPENSATION		4
ARTICLE 6 - RELATIONSHIP MANAGEMENT AND PROGRAM MARKETING		4
6.1	Program Managers and Program Sponsors	4
6.2	Promoting the Program	5
ARTICLE 7 – CLAIMS ADJUSTMENT		6
ARTICLE 8 – EXCLUSIVITY		6
8.1	Exclusivity	6
8.2	Right of First Negotiation	7
8.3	Preservation of Business	7
8.4	Non-Circumvent	7
8.5	Reasonableness of Provisions of Article 8	7
ARTICLE 9 - TERM AND TERMINATION		8
9.1	Program Term	8
9.2	Termination of Agreement	8
ARTICLE 10 - RIGHTS AND DUTIES AFTER TERMINATION		9
10.1	Post Termination Servicing	9
10.2	Data and Records	9
10.3	Renewal Rights; Post-Termination Payment of Third Party Fees	10
10.4	Non-Compete	10
10.5	Survival	10
ARTICLE 11 - REPRESENTATIONS AND WARRANTIES		10
11.1	Representations, Warranties and Continuing Covenants of the Parties	10
11.2	Other Representations, Warranties and Continuing Covenants of ALIC	11

- i -

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

ARTICLE 12 - INDEMNIFICATION		11
12.1	Indemnity Obligations	11
12.2	Indemnification Conditions	12
12.3	Limitation of Liability	12
12.4	Injunctive Relief	12
ARTICLE 13 - Confidential Information; Consumer Information		12
13.1	Definitions	12
13.2	Exceptions	13
13.3	Standard of Care	13
13.4	Consumer Information	14
13.5	Safeguards	16
13.6	Data Disposal	16
13.7	Security Breach Requirements	16
13.8	HIPAA Agreement	17
13.9	Disclosure Concerning this Agreement	17
ARTICLE 14 – Marks, CO-BRANDED WEBSITES, and Licenses		17
14.1	Approval of ALIC Material.	17
14.2	Approval of Company Material and Third Party Material.	18
14.3	Intellectual Property.	18
14.4	Marks	19
14.5	Trademark Disputes	20
ARTICLE 15 - Disputes		21
15.1	Escalation Procedure	21
15.2	Arbitration	21
ARTICLE 16 - MISCELLANEOUS		22
16.1	Governing Law	22
16.2	Disaster Recovery	22
16.3	Severability	22
16.4	Relationship of the Parties; Limitations on Responsibilities	23
16.5	Use of Affiliates or Third Parties by ALIC	23
16.6	Force Majeure	23
16.7	Notices	23
16.8	Waiver	24
16.9	Entire Agreement	24
16.10	Counterparts	24
16.11	Captions	22

- ii -

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

16.12	Binding Effect	25
16.13	No Third-Party Beneficiaries	25
16.14	Assignment	25
16.15	Insurance	25
16.16	ALIC-Company Program Agreement	25
16.17	Allocation of Program Expenses	25
16.18	Audit Rights	26

List of Appendices/Schedules

Appendix A	Definitions and Construction
Schedule 5	Additional Terms Relating to Compensation
Schedule 13.8	HIPAA Business Associate Agreement
Schedule 14.4(a)	Company Marks
Schedule 14.4(b)	ALIC Marks
Schedule 14.4(c)	Third Party Marks

- iii -

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

THIRD PARTY AGREEMENT

This THIRD-PARTY AGREEMENT (this “Agreement”) is made as of February 13, 2014 (“Effective Date”) by and among Grandparents.com, Inc., a Delaware corporation (together with its Affiliates, the “Company”), Aetna Life Insurance Company (together with American Continental Insurance Company, Continental Life Insurance Company of Brentwood, Tennessee and Aetna Health & Life Insurance Company, “ALIC”), a Connecticut corporation, and Reader’s Digest Financial Services, Inc. (a wholly-owned subsidiary of The Reader’s Digest Association, Inc.), a Delaware corporation (“Third Party”). Certain capitalized terms used in this Agreement are defined in the attached Appendix A. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties agree as follows.

ARTICLE 1 - PROGRAM ESTABLISHMENT

1.1           The Program.

(a)          ALIC and the Company have entered into a separate agreement (the “ALIC-Company Program Agreement”) with respect to a program (the “Overall Program”) relating to Health Insurance Products. [***] ALIC, the Company, and Third Party are entering into this Agreement to provide for Third Party to participate in a portion of the Overall Program, as provided in this Agreement, to endorse Health Insurance Products with the Third Party Marks.

(b)          The Health Insurance Products that will be endorsed by Third Party under the Program will be those that are offered under the Overall Program from time-to-time; provided, however, that as of the Effective Date, Health Insurance Products comprise Group Medicare Supplement Insurance issued to Company, its Affiliates or to a Trustee on behalf of Company or its Affiliates, and no other product will be defined as a Health Insurance Product hereunder without the written agreement of Third Party.

(c)          The Health Insurance Products will be made available through the distribution channels set forth below from time-to-time.

1.2           Availability of Program to Third Party Customers. In order to participate in the Program and obtain a Health Insurance Product a Third Party Customer must first become a Company Member.

ARTICLE 2 - Obligations and Rights of ALIC

2.1           Generally. ALIC shall have sole authority and responsibility to: (a) design and price the Health Insurance Products; (b) issue all Policies, Renewals, endorsements, renewal notices, non-renewal notices and cancellation notices; (c) bill for and collect premiums; (d) adjust all claims; (e) otherwise administer all Policies; and (f) provide the services in accordance with this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

2.2           Customer Relationship. The parties acknowledge that each Third Party Customer who becomes a Certificateholder shall be a customer of ALIC (an “ALIC Customer”). Nothing in this Agreement shall restrict or otherwise limit ALIC’s rights to interact with any ALIC Customer for policy related services, notwithstanding that such ALIC Customer may also be a Third Party Customer. ALIC will not use information from the Program to solicit any other business from any Certificateholder nor use information from the Program to cross-sell additional coverages to such Certificateholder other than Health Insurance Products; provided, however, that the foregoing shall not preclude ALIC from responding to an inquiry from a Certificateholder about products or coverages of ALIC or ALIC Affiliates other than Health Insurance Products nor does it preclude a Certificateholder from purchasing an insurance product from ALIC or from its Affiliates.

2.3           Records. ALIC shall maintain and be entitled to keep all forms and records that pertain to a Policy or Renewal, including all Application Materials, all credit card authorization forms, all endorsement forms signed by the insured, all other forms signed by the insured, all notices relating to billing, cancellation, renewal, and non-renewal, and all written correspondence received from the insured, or written notes derived from conversations with the insured (collectively, the "ALIC Customer Documents"). However, all non-policy related documents and files such as member lists, addresses, etc. remain the property of the Third Party or Company, as appropriate. ALIC shall not use any Third Party Customer lists or information to solicit any other business.

2.4           Reports. To the extent that reports furnished by ALIC to the Company pursuant to the ALIC-Company Agreement relate to the Program, the Company shall share such reports with Third Party. The Third Party hereby agrees that it shall treat such reports as Confidential Information under this Agreement.

ARTICLE 3 - oBLIGATIONS AND RIGHTS OF THIRD PARTY

3.1           Responsibility of Third Party to Help Promote the Program.

(a)          Third Party will actively support and promote the Program by engaging in the following activities at its own expense:

(i)          Third Party shall endorse the Health Insurance Products to Third Party Customers.

(ii)         Third Party shall promote the Health Insurance Products, at Third Party’s expense, on websites of Third Party.

(iii)        Third Party shall provide ALIC and Company with information as set forth in Section 3.2.

(iv)        Third Party shall include on RD.com, and any successor website, as well as on other websites owned and operated by Third Party or its affiliates selected by Third Party in its reasonable discretion (collectively, the “Third Party Websites”), a referring URL, corresponding “jump link,” or other navigation tool to allow users to move to the website established by ALIC for the Overall Program or such other website operated by ALIC as may be designated by ALIC and the Company and reasonably approved by Third Party (the “Program Website”). The Company has no obligations of any kind or nature with respect to any undertakings, costs or Claims relating to the Third Party Websites. At no cost to ALIC or the Company, Third Party shall cause the Third Party Websites to feature ads for ALIC and the Program with reasonable prominence and frequency. All references to ALIC, its Affiliates or the Health Insurance Products shall be approved in advance by ALIC. All references to the Company (which, to avoid doubt, includes the Affiliates of Grandparents.com, Inc.) shall be approved in advance by the Company. Upon expiration or termination of the Agreement, Third Party shall retain ownership of all of the Third Party’s URLs and content on the Third Party Websites, but Third Party shall cease all use of the Intellectual Property of (A) ALIC and its Affiliates and (B) the Company on the Third Party Websites.

2

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(b)          Third Party will make media space available to ALIC for use in accordance with the agreed-upon Third Party Marketing Plan at a preferred rate of sixty percent (60%) off the established open rate. Furthermore, Third Party will provide ALIC with a credit equal to fifty percent (50%) of the amount spent by ALIC pursuant to the previous sentence for use by ALIC for media purchases at the same preferred rate which may be used by ALIC within one year of the run date of the media that generated such credit for advertising by ALIC of either the Health Insurance Products or other products sold by ALIC at ALIC’s discretion.

(c)          Neither Company nor Third Party will be an insurance broker with respect to any Health Insurance Products and shall not perform any services of an insurance broker including, without limitation, selling, soliciting or negotiating Health Insurance Products.

3.2           Third Party Customer Information.

(a)          Subject to Applicable Law, contractual requirements and applicable privacy policies and terms of use, Third Party shall provide ALIC with the following information to the extent it is collected and retained by Third Party: the names, addresses, phone numbers and e-mail addresses of each Third Party Customer (or any such contact information that is collected and retained by Third Party if Third Party does not have all of such contact information) (the “Third Party Customer Information”) for the sole purpose of offering Health Insurance Products. Third Party shall provide ALIC updates no less frequently than quarterly of the Third Party Customer Information. ALIC shall only use Third Party Customer Information for soliciting applications and verifying eligibility for Health Insurance Products under the Program, and for renewing, servicing and administering Policies as contemplated under this Agreement. All Third Party Customer Information will remain the property of Third Party and must be returned at the termination of this Agreement. Third Party will prescribe reasonable standards to manage the frequency and timing of ALIC’s communications to Third Party Customers and ALIC will comply with such requirements.

(b)          Third Party may remove individuals or data from the Third Party Customer Information (i) who are subject to solicitation restrictions, or (ii) pursuant to contractual requirements. Third Party will use reasonable efforts to minimize such restrictions.

(c)          All Parties will capture, maintain and share customer opt-out/do not mail/do not call data and comply with related restrictions.

(d)          All data will be handled by the Parties in accordance with applicable Law, including those regarding privacy.

3.3           Limited Obligations of the Parties. Notwithstanding any other provision in this Agreement to the contrary, (i) no party has any obligation of any kind or nature in connection with or otherwise relating to breaches of this Agreement by another party (including that no party has an obligation to supervise or review the performance of and/or compliance with other party’s obligations under this Agreement) and (ii) no Party has any implied obligation of any kind or nature under this Agreement, other than an implied duty of good faith and fair dealing.

3

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

ARTICLE 4 - cOMPLAINTS

Each written complaint or inquiry from an insurance department or other governmental authority (collectively “Government Complaint”) or from a Certificateholder (“Customer Complaint”) received by Third Party concerning any Policy, Certificateholder or the Program shall be sent by the Third Party via overnight courier, facsimile or email to ALIC so that it is received by ALIC as soon as possible but no later than five (5) days after Third Party has identified the Complaint as one regarding any Policy, Certificateholder or the Program. ALIC shall be responsible for responding, as appropriate, to each Complaint. Third Party shall provide reasonable cooperation to ALIC in connection with ALIC’s efforts to respond to any Complaint.

ARTICLE 5 - cOMPENSATION

The Third Party Fees to be paid to Third Party under this Agreement shall be paid by Company to Third Party [***] in accordance with, and subject to, the provisions of this ARTICLE 5 and Schedule 5. The terms of the payment of such fees by Company to Third Party are set forth in Schedule 5 to this Agreement. [***].

ARTICLE 6 - RELATIONSHIP MANAGEMENT AND PROGRAM MARKETING

6.1           Program Managers and Program Sponsors.

(a)          ALIC shall designate an individual with responsibility for the day-to-day management and administration of the Program (the “ALIC Program Manager”), and an individual in a supervisory capacity over the ALIC Program Manager (the “ALIC Program Sponsor”) who will be responsible for remaining informed with respect to the Program and attempting to resolve Disputes as provided in Section 15.1. Company shall designate an individual with responsibility for the day-to-day management and administration of the Program solely with respect to the Company’s obligations under the Program (and to avoid doubt, not the Third Party’s obligations under the Program) (“Company Program Manager”) and an individual in a supervisory capacity over the Company Program Manager (the “Company Program Sponsor”) who will be responsible for remaining informed solely with respect to the Company’s obligations under the Program (and to avoid doubt, not the Third Party’s obligations under the Program) and attempting to resolve Disputes as it relates to the Company as provided in Section 15.1. Third Party shall designate an individual with responsibility for the day-to-day management and administration of the Program (“Third Party Program Manager”) and an individual in a supervisory capacity over the Third Party Program Manager (the “Third Party Program Sponsor”) who will be responsible for remaining informed with respect to the Program and attempting to resolve Disputes as provided in Section 15.1.

(b)          Each Program Manager shall have sufficient authority to facilitate decision-making on behalf of his or her respective party and shall have sufficient knowledge and experience to effectively and efficiently perform his or her responsibilities. Subject to the provisions of Section 6.1(a), each Program Manager shall make available a sufficient amount of his or her working time, attention, skill, and efforts necessary to furthering the interests of the Program. Any party may replace its Program Manager at any time upon notice to the other parties, so long as the replacement Program Manager meets the foregoing qualifications.

4

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(c)          Each Program Sponsor shall have sufficient authority to negotiate and facilitate the resolution of Disputes as part of the escalation process set forth in Section 15.1.

6.2           Promoting the Program.

(a)          Promotional Activities. The promotional activities for the Program in accordance with the agreed-upon marketing plan may include but not be limited to the following: (i) advertisements and promotional messages included on the Third Party Website; (ii) telemarketing to Third Party Customers under mutually agreed upon terms; (iii) direct mail and email notices to Third Party Customers regarding the availability of Health Insurance Products, upon terms mutually agreed by the parties; provided, however, if such direct mail or email includes other carriers, then ALIC’s right to mutually agree will be solely with respect to its portion of the overall direct mail or email; (iv) advertising the Program through social media outlets; and (v) other media mutually agreed by the parties.

(b)          Collateral. (i) The parties shall cooperate and work together, each at its own expense (except to the extent provided in Sections 3.1 and 6.2(b)(ii) or as otherwise expressly stated in this Agreement) to design and develop promotional collateral (“Collateral”) to be used in direct mail, email, telemarketing, online, mobile, social media and other marketing campaigns to promote the Program, which shall also include Company membership solicitation (as it relates to the Program), as mutually agreed by the parties. Certificates, Outlines of Coverage, applications, and other forms filed with regulators are excluded from this paragraph. (ii) ALIC shall bear the costs and expenses for the Collateral, including the cost of direct mail, and agrees to include Company membership solicitation in each such marketing material. (iii) ALIC will be responsible for acquiring all necessary regulatory approvals. All such Collateral shall contain the Third Party Mark (as an endorsement) and Company Mark, and Third Party and Company shall have the right to approve such Collateral, such approval not to be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, except as provided in the preceding sentence, ALIC shall have final approval on the content of all such Collateral.

(c)          Branding. All Collateral and promotional content relating to the Program shall be co-branded, unless otherwise agreed in writing by the parties, to the extent and in the manner permitted by (or not prohibited by) Applicable Law. For the avoidance of doubt, all such Collateral and promotional content, and all Program Materials, bearing the Marks of a party or its Affiliates shall be approved by such party in writing, such approval not to be unreasonably withheld, conditioned or delayed. As used in this Section, “writing” may include electronic mail.

5

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(d)          Annual Marketing Plan. The parties agree to make a good faith effort to develop and agree upon a written marketing plan for each calendar year no later than thirty (30) days before the end of the prior calendar year. The parties agree to make a good faith effort to develop and agree upon a marketing plan for the period commencing upon execution of this Agreement through December 31, 2014 as soon as commercially practicable following execution of this Agreement. Notwithstanding any other provision of this Agreement (except the other provisions of this Section 6.2(d), the level of funding by ALIC to be included in the marketing plan shall be established at the sole but good faith discretion of ALIC. Not later than sixty (60) days before the end of each calendar year during the Term, ALIC will give notice to Third Party and Company of the amount of funding it is willing to provide in a marketing plan for the following calendar year specifically for Third Party endorsed Policies (a “Third Party Marketing Plan”) (which amount will not be less than the amount determined in good faith by ALIC taking into account the results and prospects of the Program as a whole or in respect of Third Party and any other considerations it deems relevant) or that it is not willing to fund a Third Party Marketing Plan for the following calendar year. If ALIC notifies the Company that it elects not to include any funding in a Third Party Marketing Plan for any calendar year after calendar year 2014, Company may terminate this Agreement effective as of the beginning of such calendar year. If ALIC notifies the Company that it elects to include an amount of funding in a Third Party Marketing Plan for any calendar year after calendar year 2014 that Third Party determines to be unreasonable, then ALIC, Third Party and Company will all work together to determine an appropriate amount for ALIC’s marketing expenditures for such year’s marketing campaign. If they cannot agree, then the Company and Third Party shall each designate an executive officer and ALIC shall designate an officer of its Senior Supplemental Insurance Division to discuss and resolve the matter. All parties will act in good faith and reasonably in trying to agree as to an appropriate funding amount. If the parties cannot agree as to an appropriate funding amount, then the level of funding by ALIC to be included in the Third Party Marketing Plan shall be established in the sole but good faith discretion of ALIC; provided, however, that if ALIC has not agreed to [***]. ALIC shall be required to expend specifically to market Third Party endorsed Policies in any calendar year no less than the amount established with respect to such calendar year pursuant to the terms of this paragraph, unless Third Party agrees otherwise in writing. [***].

ARTICLE 7 – CLAIMS ADJUSTMENT

ALIC shall have sole authority to adjust all claims on Health Insurance Products. Neither Company nor Third Party shall have any authority or responsibility to accept any claim report or to arrange any claim settlement. If an insured or claimant attempts to report a claim to Company or Third Party, Company or Third Party, as applicable, shall instruct such insured or claimant to immediately report the claim directly to ALIC. The Company and Third Party may each include a statement on their website to the effect that (i) it has no authority or responsibility to accept any claim report or to arrange any claim settlement with respect to any claims relating to Health Insurance Products, and (ii) the claimant should report such claim directly to ALIC.

ARTICLE 8 – EXCLUSIVITY

8.1           Exclusivity.

(a)          Third Party Commitment. During the Term, Third Party will not (and will cause its Affiliates not to), directly or indirectly, (i) license any of the Third Party Marks to any third party for purposes of offering, endorsing or promoting any other group or individual Medicare Supplement insurance product from time to time, or (ii) offer, promote or endorse, any such products, or assist any other insurance company, or any agency, marketing organization, association or other person acting for or with any insurance company, in offering any such products, using the Third Party Marks or any other marks derivative thereof or similar thereto; provided, however, that in the event ALIC does not obtain approvals or fails to maintain approvals in any Applicable Jurisdiction, Third Party has the right to license the Third Party Marks, offer, promote and endorse a competing Medicare supplement insurance product in such Applicable Jurisdictions. Without limiting the generality of the foregoing, Third Party will not (and will cause its Affiliates not to) accept advertising for any group or individual Medicare supplement insurance products on RD.com or any successor website; provided, that in the event Third Party promotes a competing Medicare supplement insurance product in one or more Applicable Jurisdictions in accordance with the prior sentence, then Third Party shall be permitted to accept such advertising from the provider of such policy.

6

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(b)          ALIC and Company Commitment. During the Term, [***] will not enter into a co-brand arrangement [***]. For purposes of the foregoing, “Third Party Competitor” means [***]. For the avoidance of doubt, neither the foregoing nor any other provision of this Agreement shall preclude ALIC or its Affiliates or Company or its Affiliates from advertising in publications or other media of any Third Party Competitor, or from obtaining customer lists of any Third Party Competitor.

8.2           Right of First Negotiation. In the event that Third Party intends to offer, promote or endorse, directly or indirectly any third party’s Medicare Advantage policy (“Other Senior Health Product”), Third Party shall notify ALIC and Company and give ALIC and Company a thirty (30) day right of first negotiation to enter into an agreement with Third Party for Third Party to promote or endorse such Other Senior Health Product as issued by ALIC or its Affiliates through the Program, on terms to be mutually agreed-upon by the parties. If an agreement is not reached within such thirty (30) day period, then Third Party may offer or promote such Other Senior Health Product outside of the Program. To avoid doubt, ALIC shall pay the Company an agreed-upon Royalty with respect to Other Senior Health Products if ALIC and Third Party agree to add such product to this Agreement.1

8.3           Preservation of Business. During the Term and following the expiration or termination of this Agreement, Third Party shall not, and Third Party shall ensure that its Affiliates do not, directly target market through mail, e-mail, phone or other communication any Certificateholder for any Medicare Supplement insurance offered by an insurance company other than ALIC or its Affiliates; provided, however, that following the Term solicitations by Third Party that are made to Third Party Customers generally, shall not be deemed to constitute prohibited target marketing. This does not preclude Third Party from entering into any arrangements with any other insurance company for purposes of marketing or offering insurance products that are not Medicare Supplement insurance to Third Party Customers who are Certificateholders.

8.4           Non-Circumvent. For a period of [***] following the termination or expiration of this Agreement unless terminated due to a breach by Company pursuant to Section 9.2(a), without the prior written consent of the Company, Third Party and ALIC will not, and will cause their respective Affiliates not to, directly or indirectly, participate in, permit or collaborate, in the offering of any Medicare Supplement Product with each other. Consents under this Section 8.4 may be withheld in the sole discretion of the Party whose consent is required.

8.5           Reasonableness of Provisions of Article 8. The parties acknowledge and agree that the scope and other terms of the provisions of this ARTICLE 8 are reasonable and are properly required for the protection of the relevant parties, including, with respect to Sections 8.3 and 8.4, to protect ALIC’s and Company’s respective investments in the Program and expected return on such investment. In the event that a court or other governmental entity of appropriate jurisdiction or an arbitrator finds that any such provision is unreasonable, the parties agree that such governmental entity or arbitrator shall reduce the scope, time period or other terms to the minimum event necessary so that such provision shall be enforceable, and such provision, as so modified, shall be enforced as so modified.

7

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

ARTICLE 9 - TERM AND TERMINATION

9.1           Program Term. This Agreement shall continue until the end of the third (3rd) anniversary of the Effective Date (the “Initial Term”). Following the Initial Term, the Agreement shall renew automatically without further action of the parties for successive one (1) year terms (each a “Renewal Term” and together with the Initial Term, the “Term”) unless any party provides written notice of non-renewal to the other parties at least one-hundred and eighty (180) days prior to the end of the Initial Term or then-current Renewal Term, as applicable (in which case the Agreement shall expire as of the end of the Initial Term or then-current Renewal Term, as applicable). Notwithstanding the foregoing or any other provision of this Agreement, this Agreement shall terminate automatically, without liability to Third Party other than post-expiration and post-termination obligations, including payment obligations, which shall survive such termination (provided that the obligations under Section 9.2 hereof shall not be reduced or otherwise affected), in the event that the ALIC-Company Program Agreement expires or is terminated.

9.2           Termination of Agreement. Notwithstanding anything in Section 9.1 to the contrary, this Agreement may be terminated by any party prior to the end of the Term as provided below:

(a)          Any party may terminate this Agreement upon written notice to the other parties if another party materially breaches any term or condition of this Agreement, including any obligations relating to the promotion of the Program set forth in this Agreement or in any marketing plan agreed to by the parties in accordance with Section 6.2(d), provided that the breaching party has been given written notice of the breach and has not cured such breach within thirty (30) days after receipt of such notice.

(b)          Any party may terminate this Agreement upon written notice to the other parties if any representation or warranty made by another party proves not to have been true and correct in all material respects as of the date when made, provided that the breaching party has been given written notice of the breach of representation or warranty and, if capable of cure, has not cured such breach within thirty (30) days after receipt of such notice.

(c)          Any party may terminate this Agreement immediately upon written notice to the other parties if another party (i) generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally; (ii) makes a general assignment for the benefit of its creditors; (iii) institutes any proceeding seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; (iv) has any proceeding instituted against it seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, if such proceeding is not dismissed, within ninety (90) days; or (v) takes any corporate action to authorize any of the actions set forth in Sections 9.2(c)(i) through 9.2(c)(iv) above.

8

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(d)          Third Party may terminate this Agreement on sixty (60) days written notice to the other parties if fewer than [***] are issued during the [***] period beginning on the Effective Date.

(e)          Any party may terminate this Agreement on thirty (30) days written notice to the other parties if it reasonably determines in good faith, after consultation with the other parties, that any event has occurred or circumstance exists with respect to any party or the Program that can reasonably be expected to cause harm to the reputation of the terminating party or its Affiliates.

(f)          ALIC may terminate this Agreement with nine (9) months written notice if it determines in good faith that the occurrence of any regulatory or other event or circumstance exists that adversely impacts, or could reasonably be expected to adversely impact, ALIC’s economic interest. The event or circumstance that is adverse, or could reasonably be expected to be adverse, to ALIC’s economic interest must be material to the earnings of ALIC’s Medicare Supplement business and not be reasonably capable of correcting. Before ALIC provides notice of termination under this Section, ALIC shall notify the Company and Third Party of the event or circumstance that adversely impacts ALIC’s economic interest and, after consultation with the Company and Third Party, will take action to remedy the adverse event or circumstance including raising rates on the Health Insurance Products, closing sales of the Health Insurance Products in specific states, changing the marketing strategy or a combination of these actions. However, in the event that ALIC reasonably believes that none of these actions will remedy the adverse economic impact to ALIC, it may, without taking any specific action, terminate this Agreement under this Section. Upon written notice of termination provided hereunder, ALIC’s obligations to market and promote the Program shall end immediately provided that such termination shall not end ALIC’s obligations to market and promote under the Program Agreement unless ALIC otherwise has the right under the Program Agreement to end such obligations.

(g)          Any party may terminate this Agreement on thirty (30) days written notice to the other parties, after consultation with the other parties, upon the discovery of any material regulatory violation by ALIC, the Company or Third Party that relates to the Health Insurance Products; provided that such regulatory violation is not cured during such thirty (30) day period.

(h)          This Agreement may be terminated in accordance with Section 6.2(d).

ARTICLE 10 - RIGHTS AND DUTIES AFTER TERMINATION

10.1         Post Termination Servicing. All terms, conditions and limitations in this Agreement that relate to the servicing of Policies remaining in effect shall continue to be effective after its expiration or termination of this Agreement for so long as Policies are in effect, subject to all other Sections of this Article.

10.2         Data and Records. Upon Termination of this Agreement, each party shall return or certify to the destruction of all data and records provided to the other parties except (a) those necessary to continue servicing the Policies, and (b) to the extent that a party concludes it must retain such data and records in order to meet regulatory or other legal requirements.

9

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

10.3         Renewal Rights; Post-Termination Payment of Third Party Fees. After the Term, ALIC may offer to renew Policies. In the event that any Policy or Renewal issued to a Qualified Third Party Customer prior to the expiration or termination of this Agreement remains in effect following such expiration or termination or is renewed after the expiration or termination of this Agreement, ALIC and Company shall continue to have their payment obligations as set forth in Schedule 5 to the extent set forth therein.

10.4         Non-Compete. In the event ALIC terminates the Overall Program as to any Health Insurance Product pursuant to the ALIC-Company Program Agreement, then for a period of [***] following the date of termination, ALIC shall not, directly or indirectly, offer such Health Insurance Product (or replacement policies of such Health Insurance Product) to any group within the United States, other than in accordance with Section 10.3 hereof.

10.5         Survival. The following provisions shall survive the expiration or termination of this Agreement: Sections 2.1, 2.2, 2.3, 3.1(b), 8.3 and 8.4, ARTICLE 4, ARTICLE 5, ARTICLE 7, ARTICLE 10, ARTICLE 12, ARTICLE 13, ARTICLE 14, ARTICLE 15 and ARTICLE 16, and Schedule 5.

ARTICLE 11 - REPRESENTATIONS AND WARRANTIES

11.1         Representations, Warranties and Continuing Covenants of the Parties. Each party makes, represents, warrants and covenants to each other party each and all of the following throughout the Term:

(a)          Such party is duly organized under the laws of its jurisdiction of organization and has the corporate or limited liability company, as the case may be, power and authority to conduct its business as presently conducted.

(b)          This Agreement and the other Transaction Agreements have been duly authorized, executed and delivered by such party and constitutes legal, valid and binding obligations of such party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally and principles of public policy.

(c)          The execution, delivery and performance of this Agreement and the other Transaction Agreement and the consummation of the transactions contemplated hereby and thereby will not constitute a violation or breach of, or result in a default or loss of material right under Applicable Law or any contract, agreement or other commitment of such party, except for any such matters that singly and in the aggregate do not, and with the passage of time will not, have a material adverse effect on the business, financial condition or results of such party or its ability to perform its obligations under the Transaction Agreement.

(d)          Such party’s operations under the Transaction Agreements do not and shall not infringe any intellectual property rights or ownership rights of any third party, including any United States patent existing on the Effective Date or any copyright in the United States.

(e)          No pending or threatened litigation, investigation, or administrative proceeding involving such party of or before any court, tribunal or governmental body is known to such party, in which an adverse outcome would have a material effect on the ability of such to perform fully its duties under the Transaction Agreements.

10

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

11.2         Other Representations, Warranties and Continuing Covenants of ALIC. In addition to the representations, warranties and covenants in Section 11.1, ALIC represents, warrants and covenants that:

(a)          none of its Affiliates (other than Aetna Life Insurance Company and its three (3) Affiliates that are signatories to this Agreement) currently market or sell Medicare supplement insurance, and that ALIC will cause any of its Affiliates that hereafter markets or sells Medicare supplement insurance to become a party to this Agreement and to be bound by the terms and provisions contained herein;

(b)          it will execute and make all decisions related to product design in all material respects in accordance with Applicable Law;

(c)          it will bear all insurance risk associated with the Policies;

(d)          it will have sole responsibility for (i) performing legal and regulatory filings complying in all material respects with Applicable Law, and (ii) maintaining relationships with the state Departments of Insurance and any other legal or regulatory bodies as required by Applicable Law, and will perform such responsibilities in all material respects in accordance with Applicable Law; and

(e)          it will market and administer the Policies in all material respects in accordance with Applicable Law (it being understood that this representation does not cover any action taken by Company or Third Party unless such action was taken on ALIC’s behalf and with ALIC’s approval).

ARTICLE 12 - INDEMNIFICATION

12.1         Indemnity Obligations. Each party (the “Indemnitor”) shall indemnify, defend, and hold harmless the other parties, their Affiliates, and their respective officers, directors, employees and agents (the “Indemnified Parties”) for and from any and all losses, liabilities, damages, actions, claims, demands, settlements, judgments, and any other expenses including attorneys' fees and expenses (collectively, “Claims”), which are asserted against, incurred or suffered by the Indemnified Parties and which arise out of:

(a)          the violation of Applicable Law by the Indemnitor, its Affiliates or any of their officers, directors, employees or agents;

(b)          the breach by the Indemnitor or its officers, directors, employees or agents of any covenant, warranty, or representation contained in this Agreement;

(c)          the failure of the Indemnitor or any of its officers, directors, employees or agents to perform any of its duties or obligations under, or to observe or to comply with the limitations on its authority contained in, this Agreement; or

(d)          a claim by any Person that an Indemnitor’s Marks contained on the Collateral infringe on such Person’s intellectual property rights.

11

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

12.2         Indemnification Conditions. An Indemnitor’s obligations under this Agreement are conditioned upon (a) the Indemnified Party giving prompt, written notice of a Claim except to the extent the Indemnitor is not materially prejudiced thereby; (b) the Indemnitor having sole control of the defense and settlement of a Claim (provided that (i) the Claim involves a claim for money damages only; (ii) the Indemnitor can demonstrate to the Indemnified Party that the Indemnitor has the financial wherewithal to diligently defend the Claim; (iii) the Indemnitor promptly assumes and diligently conducts such defense with counsel approved by the Indemnified Party (which approval shall not be unreasonably withheld, conditioned or delayed) and (iv) the Indemnitor may not settle any Claim in a manner that would adversely affect the Indemnified Party’s rights, reputation or interests or involve an admission or finding of wrongdoing or liability without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (c) the Indemnified Party’s cooperation with the Indemnitor, at the Indemnitor’s expense, in the defense and settlement of the Claim, as the Indemnitor may reasonably request. The Indemnified Party shall have the right to participate in the defense thereof with counsel of its choosing at its own expense.

12.3         Limitation of Liability. In no event shall a party hereto or any of its directors, officers, employees, licensors, suppliers or other representatives be liable for any indirect, special, exemplary, punitive or consequential damages or damages for loss of profits, business interruption or loss of goodwill arising from or relating to this Agreement or the Marks, even if such party is expressly advised of the possibility of such damages, except in the case of (a) gross negligence or willful misconduct, or (b) breach of ARTICLE 13. In addition, [***].

12.4         Injunctive Relief. Each party agrees that a breach of the obligations set forth in Section 10.4, ARTICLE 8 or ARTICLE 13 may cause the other parties irreparable harm for which monetary damages would be insufficient. Accordingly, each party agrees that in the event of such breach or threatened breach, in addition to remedies at law, the party alleging breach shall have the right to injunctive or other equitable relief to prevent the breaching party’s violations of its obligations hereunder, and hereby consents to the entry of temporary restraints, a preliminary injunction, a permanent injunction and such other equitable relief as the court may deem appropriate. The provisions of this Section 12.4 shall not be deemed to limit any party’s right to injunctive relief that might otherwise be available for any breach of this Agreement.

ARTICLE 13 - Confidential Information; Consumer Information

13.1         Definitions.

(a)          “Confidential Information” shall mean: (i) information that is provided by or on behalf of any party or its Affiliates or consultants to any other party or its agents in connection with this Agreement or the Program including information regarding a party's or such party’s Affiliates’ financial condition, customers and customer lists, policyholder information (including name, address, phone number, email, policy inception and expiration dates), underwriting rules and guidelines, pricing (including, with respect to ALIC, insurance rates, rate order of calculation, rating factors, loss experience, relativities, and symbols), information systems, business operations, plans or strategies, product information, and marketing and distribution plans, methods, and techniques; (ii) information that is marked “confidential,” “proprietary” or in like words, or that is summarized in writing as confidential prior to or promptly after disclosure to another party; (iii) any and all related research; (iv) any and all designs, ideas, concepts, and technology embodied therein; and (v) Nonpublic Personal Information.

12

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(b)          "Nonpublic Personal Information" shall be defined with reference to the Gramm-Leach-Bliley Act of 1999, 15 U.S.C. §§ 6801 et seq., and applicable federal and state laws and regulations implementing the act (hereinafter, "Privacy Laws"). Nonpublic Personal Information shall include any information: (i) a consumer provides to a party or its Affiliates to obtain a financial product or service; (ii) about a consumer resulting from any such transaction; (iii) otherwise obtained about a consumer in connection with providing product or service to that consumer; and (iv) any list, description, or other grouping of consumers (and Publicly Available Information pertaining to them) that is derived using any of the foregoing information that is not Publicly Available Information.

(c)          “Publicly Available Information” shall be defined with reference to the Privacy Laws and shall mean any information that a party has a reasonable basis to believe is lawfully made available to the general public from: (i) federal, state, or local government records; (ii) widely distributed media; or (iii) disclosures to the general public that are required to be made by federal, state, or local law.

13.2         Exceptions. Information is not considered confidential or proprietary if it: (a) is or becomes Publicly Available Information other than as a result of disclosure by the recipient or its Affiliates; (b) was available to or already known by the recipient on a non-confidential basis prior to its disclosure by another party; (c) is developed by the recipient independently of any information acquired from another party; (d) becomes available to the recipient on a non-confidential basis from a third party, provided that the recipient has no reason to know that the third party is or may be bound by a confidentiality agreement with the disclosing party. This Agreement does not prohibit the disclosure of Confidential Information pursuant to a court order or the requirement of any governmental authority, provided that the recipient promptly notifies the disclosing party of any such order or requirement, and cooperates, at the disclosing party’s expense, in any effort to obtain a protective order from the issuing court or governmental authority limiting disclosure and use of the information.

13.3         Standard of Care. Each party will hold each other party's Confidential Information in confidence and will safeguard it in at least the same manner as a prudent business person would safeguard his or her own proprietary information and trade secrets.

(a)          The party receiving Confidential Information will not, and will not permit any of its Affiliates, or any of its or their officers, directors, employees, or representatives (collectively, “Representatives”) to, directly or indirectly, report, publish, distribute, copy, disclose, or otherwise disseminate the Confidential Information, or any portion thereof, to any third party, and will not use, or permit any of its Representatives or Affiliates to use, the Confidential Information, or any portion thereof, for the benefit of itself, its Representatives or Affiliates, or any third party, or for any purpose other than to administer and support the Program as provided for in this Agreement and except as expressly authorized in writing by the disclosing party. Disclosure will be limited to those Representatives who must examine the Confidential Information in order to perform this Agreement.

(b)          The parties acknowledge that reuse and redisclosure of Nonpublic Personal Information by a recipient is restricted by applicable Privacy Laws. Each party hereby warrants and represents that it will fully comply with such Privacy Laws in this regard, and indemnify, defend, and hold harmless the disclosing party from any and all claims, damages and any other expense including attorneys' fees, which are asserted against, incurred or suffered by the disclosing party as a result of the recipient’s failure to comply with such Privacy Laws.

13

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(c)          Each party warrants and represents that it has, and will maintain in effect for so long as it retains Nonpublic Personal Information, adequate administrative, technical, and physical safeguards (i) to insure the security and confidentiality of Nonpublic Personal Information, (ii) to protect against any anticipated threats or hazards to the security or integrity of Nonpublic Personal Information, and (iii) to protect against unauthorized access to or use of Nonpublic Personal Information which could result in substantial harm or inconvenience to any customer of any party. In the event that a party reasonably believes that it has suffered a "security breach" as defined by Applicable Law, such that Nonpublic Personal Information has been obtained by persons and/or entities without authority to use or view such Nonpublic Personal Information, such party shall notify the other parties, in writing, as soon as reasonably practicable. Nonpublic Personal Information that is no longer to be retained by the recipient shall be returned or destroyed by shredding, erasing, or otherwise modifying the data to make it unreadable or undecipherable through any means.

(d)          Each party agrees that it and its Affiliates shall develop appropriate and commercially reasonable measures to properly dispose of Nonpublic Personal Information, in all formats and media, including electronic records and records maintained in paper-based form or electronic form. Each party agrees that it and its Affiliates shall take, at a minimum, reasonable measures as prescribed under the Fair and Accurate Credit Transactions Act of 2003 (and subsequent amendments), to dispose of consumer information derived from consumer reports.

13.4         Consumer Information.

(a)          ALIC, Company and Third Party acknowledge that the same or similar information may be contained in Third Party Customer Information and Certificateholder Information, and that each such pool of data will therefore be considered separate information subject to the specific provisions applicable to Consumer Information hereunder. Accordingly, except as otherwise expressly provided herein with respect to the use of information for cross-selling purposes, nothing herein shall restrict ALIC’s right to use Certificateholder Information notwithstanding that it may also constitute Third Party Customer Information. Nothing herein shall restrict Third Party’s right to use Third Party Customer Information notwithstanding that it may also constitute Certificateholder Information.

(b)          Certificateholder Information.

(i)          As between ALIC on the one hand, and the Company and Third Party on the other hand, Certificateholder Information shall be the property of and exclusively owned by ALIC, and shall be deemed the Confidential Information of ALIC. Company and Third Party each acknowledges and agrees that (A) it has no proprietary interest in the Certificateholder Information (other than, for Third Party, with respect to Third Party Customer Information that may also be included in Certificateholder Information as provided in Section 13.4(a) above and for Company with respect to Company Member Information that may be included in Certificateholder Information as provided in Section 13.4(a) above), and (B) ALIC has the right to use Certificateholder Information for servicing, administering and maintaining the Policies, and for marketing the Program as contemplated by this Agreement, in each case, in compliance with Applicable Laws and the Third Party privacy policy established and provided by Third Party to ALIC as required under Section 13.4(d).

14

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(ii)         Neither Company nor Third Party shall use, or permit to be used, Certificateholder Information, except as provided in this Section 13.4(b). Company and Third Party may use the Certificateholder Information in compliance with Applicable Law and the applicable ALIC privacy policy established and provided by ALIC to them as required under Section 13.4(d) solely: (A) for purposes of promoting the Program; (B) as otherwise necessary to carry out their respective obligations under this Agreement; (C) as required by Applicable Law; and (D) as otherwise permitted under the terms of this Agreement. ALIC shall provide the Company and Third Party with updates of Certificateholder Information no less frequently than quarterly.

(c)          Third Party Customer Information.

(i)          As between ALIC and the Company on the one hand, and Third Party on the other hand, Third Party Customer Information shall be the property of and exclusively owned by Third Party, and shall be deemed the Confidential Information of Third Party (other than, for ALIC, with respect to Certificateholder Information that may also be included in Third Party Customer Information as provided in Section 13.4(a) above and for Company, with respect to Certificateholder Information that may also be included in Company Member Information as provided in Section 13.4(a) above). ALIC and Company each acknowledges and agrees that (A) it has no proprietary interest in the Third Party Customer Information, and (B) Third Party has rights to use and disclose Third Party Customer Information independent of whether such information also constitutes Certificateholder Information. For the avoidance of doubt, nothing in this Section 13.4(c)(i) shall relieve Third Party from complying with their obligations under Section 8.3 (Preservation of Business).

(ii)         Neither ALIC nor its Affiliate, nor Company nor its Affiliates, shall use, or permit to be used, Third Party Customer Information, except as provided in this Section 13.4(c). ALIC and Company each may use the Third Party Customer Information in compliance with Applicable Law, the terms and conditions of this Agreement, and the applicable Third Party privacy policy solely: (A) for purposes of promoting the Program; (B) as otherwise necessary to carry out their respective obligations under this Agreement; (C) as required by Applicable Law; and (D) as otherwise permitted under the terms of this Agreement. For the avoidance of doubt, nothing in this Section 13.4(c)(ii) shall relieve ALIC or Company from complying with their obligations under Section 2.2.

(d)          Privacy Policies. No later than the Effective Date, ALIC and Third Party each shall provide the other with a copy of all privacy policies that relate to such party’s Consumer Information. ALIC and Third Party each shall ensure that its privacy policies permit the use and disclosure of such party’s Consumer Information as contemplated under this Agreement. Except as otherwise required by Applicable Law, neither ALIC nor Third Party shall make any change to any privacy policy that would materially affect the ability to use or disclose such party’s Consumer Information as contemplated by this Agreement, without the consent of the ALIC or Third Party, as applicable.

15

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

13.5         Safeguards. Each party will establish and maintain appropriate administrative, technical and physical safeguards designed to protect the security, confidentiality and integrity of each other party’s Consumer Information. These safeguards will be designed to protect against any anticipated threats or hazards, and protect against unauthorized access to or use of such information or associated records which could result in substantial harm or inconvenience to any Third Party Customer, Company Member or Certificateholder. Each party will ensure that any third party to whom it transfers or discloses another party’s Consumer Information signs a written contract with the transferor in which such third party agrees to substantively the same privacy and security provisions as those in this Agreement. Each party shall use the same degree of care in protecting the other parties’ Consumer Information against unauthorized disclosure as it accords to its own confidential customer information, but in no event less than a reasonable standard of care.

13.6         Data Disposal. Each party shall develop and implement appropriate and commercially reasonable measures to return or properly dispose of the other parties’ Consumer Information, in all formats and media, including electronic records and records maintained in paper-based form or electronic form, by shredding, erasing, or otherwise modifying the data to make it unreadable or undecipherable through any means. For the avoidance of doubt, this obligation shall not apply to a party’s own Consumer Information, notwithstanding that it may include data or elements that are also included in another party’s Consumer Information.

13.7         Security Breach Requirements.

(a)          If there is any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for any Certificateholder Information or Company Member Information known to be in the possession of Third Party or any of its Affiliates or subcontractors and/or any unauthorized intrusions into the facilities or secure systems of Third Party or any of its Affiliates or subcontractors that is reasonably expected to affect Certificateholder Information or Company Member Information (individually or collectively, “Third Party Security Breach”), Third Party must immediately (i) notify ALIC or the Company, as applicable, (ii) estimate the Third Party Security Breach’s effect on ALIC or the Company, as applicable, (iii) specify the corrective action to be taken, and (iv) investigate and determine if a Third Party Security Breach has occurred. If, based upon Third Party’s investigation, Third Party determines that there has been an actual Third Party Security Breach, Third Party must promptly notify ALIC and/or the Company, as applicable, and must promptly investigate the scope of the Third Party Security Breach, and must promptly take corrective action to prevent further Third Party Security Breach. Third Party must, as soon as is reasonably practicable, make a report to ALIC or the Company, as applicable, including details of the Third Party Security Breach (including Certificateholder(s)’or Company Member’s identities, as applicable, and the nature of the information disclosed) and the corrective action that Third Party and the party who experienced the Third Party Security Breach (the “Third Party Affected Party”) has taken to prevent further Third Party Security Breach. Third Party and the Third Party Affected Party must cooperate fully with ALIC or the Company, as applicable, to notify the affected Certificateholder(s) or Company Member(s), as applicable, as to the fact of and the circumstances of the Third Party Security Breach as it affects each Certificateholder’s or Company Member’s, as applicable, particular information if such notice is required by Applicable Law. Additionally, Third Party and the Third Party Affected Party must cooperate fully with all governmental authorities having jurisdiction and authority for investigating a Third Party Security Breach and/or any known or suspected criminal activity.

16

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(b)          If there is any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for any Third Party Customer Information known to be in the possession of ALIC or any of its Affiliates or subcontractors and/or any unauthorized intrusions into the facilities or secure systems of ALIC or any of its Affiliates or subcontractors that is reasonably expected to affect Third Party Customer Information (individually or collectively, “ALIC Security Breach”), ALIC must immediately (i) notify Third Party, (ii) estimate the ALIC Security Breach’s effect on Third Party, (iii) specify the corrective action to be taken, and (iv) investigate and determine if an ALIC Security Breach has occurred. If, based upon ALIC’s investigation, ALIC determines that there has been an actual ALIC Security Breach, ALIC must promptly notify Third Party, and must promptly investigate the scope of the ALIC Security Breach, and must promptly take corrective action to prevent further ALIC Security Breach. ALIC must, as soon as is reasonably practicable, make a report to Third Party, including details of the ALIC Security Breach (including Certificateholder(s)’ identities and the nature of the information disclosed) and the corrective action that ALIC and the party who experienced the ALIC Security Breach (the “ALIC Affected Party”) has taken to prevent further ALIC Security Breach. ALIC and the ALIC Affected Party must cooperate fully with Third Party to notify the affected Certificateholder(s) as to the fact of and the circumstances of the ALIC Security Breach as it affects each Certificateholder’s particular information if such notice is required by Applicable Law. Additionally, ALIC and the ALIC Affected Party must cooperate fully with all governmental authorities having jurisdiction and authority for investigating an ALIC Security Breach and/or any known or suspected criminal activity.

13.8         HIPAA Agreement. The parties are concurrently entering into a HIPAA Business Associate Agreement, which is attached as Schedule 13.8.

13.9         Disclosure Concerning this Agreement. The parties recognize that this Agreement and, potentially, other Transaction Agreements may be required to be filed by the Company [and Third Party] with the Securities and Exchange Commission. In connection with any such filing, the Company [and Third Party] shall provide ALIC with a copy of any such prepared filing and shall consult with ALIC as to those areas as to which confidential treatment will be requested, which request shall not be unreasonable.

ARTICLE 14 – Marks, CO-BRANDED WEBSITES, and Licenses

14.1         Approval of ALIC Material.

(a)          ALIC shall submit to Company and Third Party, as applicable, for Company’s and Third Party’s review and approval in each instance, as applicable, prior to publication or use, any artwork, scripts, copy, advertising, promotional materials, direct mail, press releases, newsletters or other communications or publicity, including the Program Website, to be published or distributed to or used by ALIC with respect to the Program marketed to Third Party Customers or that use any Company Marks or Third Party Marks, as applicable, presently in existence or hereafter established (collectively, the “ALIC Material”).

(b)          Company or Third Party, as applicable, shall approve or reject the ALIC Material, as applicable, by notifying ALIC within seven (7) Business Days following the receipt by Company or Third Party, as applicable, of the subject ALIC Material for review (the “ALIC Material Review Period”); provided, however, that such approval shall not be unreasonably withheld, conditioned or delayed. If Company or Third Party, as the case may be, notifies ALIC of changes required for approval, ALIC shall resubmit the ALIC Material for approval with the required changes.

(c)          ALIC shall be responsible for assuring legal compliance and obtaining all required regulatory approvals with respect to the ALIC Material.

17

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

14.2         Approval of Company Material and Third Party Material.

(a)          Company Material.

(i)          Company shall submit to ALIC and Third Party, as applicable, for ALIC’s and Third Party’s review and approval in each instance, as applicable, prior to publication or use, any artwork, advertising, promotional materials, direct mail, press releases, newsletters or other communication or publicity to be published or distributed by Company with respect to the Program distributed to Third Party Customers, or that use any ALIC Marks or Third Party Marks, as applicable, presently in existence or hereafter established (collectively, the “Company Material”).

(ii)         The Company Material shall not be used until approved in writing by ALIC or Third Party, as applicable. ALIC or Third Party, as applicable, shall approve or reject the Company Material or notify Company of any reasonable changes to be made as a condition to ALIC’s or Third Party’s approval of the Company Material within seven (7) Business Days following receipt of the subject Company Material by ALIC or Third Party, as applicable, for review (the “Company Material Review Period”). If ALIC or Third Party, as applicable, notifies Company of changes required for approval, then Company shall resubmit the Company Material for approval with the required changes.

(b)          Third Party Material.

(i)          Third Party shall submit to ALIC and Company for ALIC’s and Company’s review and approval in each instance prior to publication or use, any artwork, scripts, copy, advertising, promotional materials, direct mail, press releases, newsletters or other communication or publicity to be published or distributed by Third Party with respect to the Program marketed to Third Party Customers, or that use any ALIC Marks or Company Marks presently in existence or hereafter established (collectively, the “Third Party Material”).

(ii)         The Third Party Material shall not be used until approved in writing by ALIC and Company. ALIC and Company shall approve or reject the Third Party Material or notify Third Party of any reasonable changes to be made as a condition to ALIC’s or Company’s approval of the Third Party Material within seven (7) Business Days following receipt of the subject Third Party Material by ALIC or the Company for review (the “Third Party Material Review Period”). If ALIC or Company notifies Third Party of changes required for approval, then Third Party shall resubmit the Third Party Material for approval with the required changes.

14.3         Intellectual Property.

(a)          ALIC shall own all right, title, and interest in any Intellectual Property rights owned by ALIC as of the Effective Date of this Agreement, or developed by ALIC independently of its activities under this Agreement; Company shall own all right, title and interest in any Intellectual Property rights owned by Company as of the Effective Date of this Agreement, or developed by Company independently of its activities under this Agreement; and Third Party shall own all right, title and interest in any Intellectual Property rights owned by Third Party as of the Effective Date of this Agreement, or developed by Third Party independently of its activities under this Agreement.

18

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(b)          To the extent that any party solely creates or develops any Intellectual Property in connection with this Agreement, such party shall own all Intellectual Property rights therein, provided, however, that such party grants to the other parties a non-exclusive license to use such Intellectual Property solely in connection with such other party's exercise of rights and fulfillment of obligations under this Agreement and solely during the Term.

(c)          In the event that any of the parties jointly develop or create Intellectual Property in connection with the Program Agreement (“Jointly Developed IP”), the parties acknowledge and agree that Jointly Developed IP shall be co-owned by the parties that jointly develop such Jointly Developed IP without a duty to account to the other parties, provided however such Jointly Developed IP shall not include any Program Website Intellectual Property. The parties that jointly develop and co-own Jointly Developed IP may use the Jointly Developed IP during the Term, but following the expiration or termination of the Agreement, no party shall use the Jointly Developed IP without the written consent of the other party or parties that jointly developed and co-own such Jointly Developed IP.

14.4         Marks. Except as provided under this Agreement, and except for nominative fair use as determined by Applicable Law, no party shall use the Marks of any other party, or of the any other party’s Affiliates, in any manner that is not authorized in writing (including electronic mail) by the other party, including in any news release, advertising, circular, stuffer, brochure, promotional material, Internet domain name, website, electronic mail, metatag or search engine optimization.

(a)          Company Marks. Subject to the limitations contained in this ARTICLE 14, Company hereby grants to ALIC and Third Party a non-exclusive limited license to use certain Marks and logos owned by the Company or its Affiliates that are set forth in Schedule 14.4(a), which may be updated from time to time in writing (collectively, the “Company Marks”), solely in connection with the Program. Such license shall be irrevocable as long as this Agreement remains in effect, and the Company Marks are not misused by ALIC or Third Party, as applicable, or are used other than as provided herein (in which event Company shall have the right to revoke the rights provided for herein). ALIC and Third Party each acknowledges and agrees that the grant of the foregoing license shall not be construed as the grant of any right, title or interest in the Company Marks (except the right to use the Company Marks in connection with the Program) and that the Company Marks are the sole and exclusive property of Company. Neither ALIC nor Third Party shall have the right to sublicense the Company Marks without the prior written consent of Company in each instance. ALIC and Third Party each must obtain approval, in each instance, as to the manner by which it uses the Company Marks. Company represents and warrants that the Company Marks do not and shall not infringe upon, dilute or misappropriate, as applicable, any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any third party. Notwithstanding the foregoing, ALIC may continue to use the Company’s and its Affiliates’ names (but not their logos) for non-marketing purposes following the expiration or termination of this Agreement as required to continue to service and maintain Policies and Renewals.

19

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(b)          ALIC Marks. Subject to the limitations contained in this ARTICLE 14, ALIC hereby grants to Company and Third Party a non-exclusive limited license to use certain Marks and logos owned by ALIC or its Affiliates that are set forth in Schedule 14.4(b), which may be updated from time to time in writing (collectively, the “ALIC Marks”), solely in connection with the Program. Such license shall be irrevocable as long as this Agreement remains in effect, and the ALIC Marks are not misused by Company or Third Party or are used other than as provided herein (in which event ALIC shall have the right to revoke the rights provided for herein). Company and Third Party each acknowledges and agrees that the grant of the foregoing license shall not be construed as the grant of any right, title or interest in the ALIC Marks (except the right to use the ALIC Marks in connection with the Program) and that the ALIC Marks are the sole and exclusive property of ALIC. Neither Company nor ALIC shall have the right to sublicense the ALIC Marks without the prior written consent of ALIC in each instance. Third Party and Company each must obtain approval, in each instance, as to the manner in which it uses the ALIC Marks. ALIC represents and warrants that the ALIC Marks do not and shall not infringe upon, dilute or misappropriate, as applicable, any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any third party.

(c)          Third Party Marks. Subject to the limitations contained in this ARTICLE 14, Third Party hereby grants to ALIC and the Company a non-exclusive limited license to use certain Marks and logos owned by Third Party or its Affiliates that are set forth in Schedule 14.4(c), which may be updated from time to time in writing (collectively, the “Third Party Marks”), solely in connection with the Program. Such license shall be irrevocable as long as this Agreement remains in effect, and the Third Party Marks are not misused by ALIC or the Company, as applicable, or are used other than as provided herein (in which event Third Party shall have the right to revoke the rights provided for herein). ALIC and the Company each acknowledges and agrees that the grant of the foregoing license shall not be construed as the grant of any right, title or interest in the Third Party Marks (except the right to use the Third Party Marks in connection with the Program) and that the Third Party Marks are the sole and exclusive property of Third Party. Neither ALIC nor the Company Party shall have the right to sublicense the Third Party Marks without the prior written consent of Third Party in each instance. ALIC and the Company each must obtain approval, in each instance, as to the manner by which it uses the Third Party Marks. Third Party represents and warrants that the Company Marks do not and shall not infringe upon, dilute or misappropriate, as applicable, any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any third party. Notwithstanding the foregoing, ALIC may continue to use Third Party’s and its Affiliates’ names (but not their logos) for non-marketing purposes following the expiration or termination of this Agreement as required to continue to service and maintain Policies and Renewals.

14.5         Trademark Disputes. The parties agree that any and all disputes between the parties with respect to a party’s Marks licensed under this Agreement (each a “Trademark Dispute”) shall be subject to the escalation process described in Section 15.1, but shall not be subject to arbitration under Section 15.2. If no satisfactory resolution to a Trademark Dispute is reached after completing the steps described in Section 15.1, any party may bring suit regarding such Trademark Dispute in the state or federal courts situated in New York, NY. Each party hereby consents to the jurisdiction of any such court in any such suit, action or proceeding, and waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any such court. Each party irrevocably waives any and all right to trial by jury in any legal proceeding between the parties relating to a Trademark Dispute. Notwithstanding the requirement that Trademark Disputes be subject to the escalation procedures set forth in Section 15.1, this provision shall not limit any party’s right to obtain any provisional or other remedy, including specific performance or injunctive relief, from any court of competent jurisdiction, as may be necessary pending resolution of the Trademark Dispute.

20

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

ARTICLE 15 - Disputes

15.1         Escalation Procedure. Prior to the institution of arbitration procedures in accordance with Section 15.2, a party shall escalate the matter for consideration by notifying the other party or parties to the Dispute in writing. The Program Sponsors for the applicable parties shall meet in person or by telephone within five (5) Business Days of receipt of such notice and attempt in good faith to resolve the Dispute. If no satisfactory resolution is reached between the Program Sponsors within ten (10) Business Days of such meeting, the Company and/or Third Party shall designate an executive officer and ALIC shall designate an officer of its Senior Supplemental Insurance Division to negotiate with respect to the Dispute, and the senior officers of the parties to the Dispute shall meet in person or by telephone within five (5) Business Days after the end of such ten (10) Business Day period and attempt in good faith to resolve the Dispute. If no satisfactory resolution is reached between the designated senior officers within ten (10) Business Days of such meeting, any party to the Dispute may elect to resolve the Dispute pursuant to arbitration consistent with Section 15.2. For avoidance of doubt, any Trademark Dispute shall be disputed in accordance with Section 14.5 and shall not be subject to arbitration under Section 15.2.

15.2         Arbitration.

(a)          Subject to Sections 14.5 and 15.1, all Disputes shall be settled by arbitration conducted in New York, NY or such other place as the parties may agree. If the applicable parties are unable to resolve any Dispute, such Dispute shall be submitted to mandatory and binding arbitration at the election of any party to the Dispute (the “Disputing Party”). Except as otherwise provided in this Section 15.2, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) and the AAA’s Supplementary Procedure for Large, Complex Disputes. Each of the arbitrators in the panel of three arbitrators (the “Arbitration Panel”) shall be an attorney licensed to practice law in the United States for at least fifteen (15) years and experienced in representing businesses in commercial matters and provided that no arbitrator shall have represented any of the parties to this Agreement in any matter whatsoever during the prior ten (10) years. If only two parties are involved in the Dispute, then each party to the Dispute shall select one arbitrator and the two arbitrators so selected shall select a third, neutral arbitrator. If all three parties are involved in the Dispute, then the Dispute will be decided by a single neutral arbitrator selected in accordance with the AAA rules specified above.

(b)          The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. Subject to Section 15.2(f), the Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, except as contemplated in Section 8.2.

(c)          Within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the applicable parties a writing setting forth the Arbitration Panel's finding of facts, conclusions of law and award relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement. Notwithstanding anything contained in this Section 15.2 to the contrary, the applicable parties shall use commercially reasonable efforts to conclude any arbitration proceedings within ninety (90) days of the commencement thereof.

(d)          Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the applicable parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

21

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(e)          Each applicable party will bear the fees, costs and expenses of the arbitrator which it selected. Each applicable party will bear an equal share of all fees, costs and expenses of the third neutral arbitrator and all fees and expenses of the AAA in connection with the dispute resolution proceeding. Notwithstanding any law or AAA rules to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

(f)          The parties acknowledge and agree that performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce.

(g)          Notwithstanding the requirement to submit all Disputes within the scope of Section 15.2 to mandatory and binding arbitration and to follow the escalation procedures set forth in Section 15.1, this provision shall not limit any party’s right to obtain any provisional or other remedy, including specific performance or injunctive relief, from any court of competent jurisdiction, as may be necessary pending arbitration or other resolution of the Dispute as contemplated by this Section 15.2 to protect its rights under this Agreement, including its rights under ARTICLE 8, ARTICLE 10 and ARTICLE 13. The parties recognize that remedies under law with respect to any breach of this Agreement may be inadequate and that any party may seek specific performance, injunctive relief or other equitable relief from a court pursuant to Section 14.5 or on a provisional basis under this Section 15.2(g) or from an Arbitration Panel pursuant to this Section 15.2 to prevent or remedy a breach hereof, including a breach of ARTICLE 8, ARTICLE 10, ARTICLE 13 or ARTICLE 14.

ARTICLE 16 - MISCELLANEOUS

16.1         Governing Law. All of the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement will be governed, construed, and enforced pursuant to the laws of the State of Delaware, without regard to Delaware’s rules concerning the conflict of laws.

16.2         Disaster Recovery. Each party shall maintain policies and procedures relevant to contingency and business resumptions plans, disaster recovery plans and proper risks controls in accordance with good industry practices. Upon request, each party shall provide each other party with a copy of such policies and procedures, which shall be treated as confidential in accordance with ARTICLE 13.

16.3         Severability. The final determination by a court, arbitrator or regulatory authority of competent jurisdiction of the invalidity or unenforceability of any provision(s) of this Agreement shall in no way impair or affect the validity or enforceability of any other provision of this Agreement, all of which shall remain fully effective. In addition, a decision of a regulator or state agency that state law or regulation does not permit the operation of the Program in a particular jurisdiction shall in no way impair or affect the validity or enforceability of this Agreement or any provision hereof in any other jurisdiction.

22

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

16.4         Relationship of the Parties; Limitations on Responsibilities. No party is responsible for the debts and liabilities of any other party. Nothing shall be deemed to create any form of partnership or joint venture, or fiduciary relationship, between or among any of the parties. No party shall have any participation in, by way of management or otherwise, the operations of the other parties, other than as provided for in this Agreement, and nothing shall be deemed to create or recognize any relationship other than that which is expressly described herein. Neither Company nor ALIC shall be obligated to exercise any rights or enforce any obligations under the Program Agreement. Neither Company nor ALIC shall have any liability to Third Party for any breach by Company or ALIC of the Program Agreement.

16.5         Use of Affiliates or Third Parties by ALIC. Any obligations to be performed by, or rights of, ALIC hereunder, including the issuance or administration of any Policy may be performed or exercised, as the case may be, by any Affiliate of ALIC, and ALIC may contract with a third party (including a third party administrator) to perform any obligations of ALIC hereunder, except that, without the consent of the Company and Third Party, all Health Insurance Products under the Program shall be issued by ALIC or Affiliates thereof. The delegation of obligations hereunder by ALIC shall not relieve ALIC of its responsibilities and obligations under this Agreement and the Transaction Agreements.

16.6         Force Majeure. No party shall be deemed to be in default of any provision of this Agreement for any failure in performance resulting from acts or events beyond the reasonable control of such party (“Force Majeure Events”). For purposes of this Agreement, such acts shall include acts of God, civil or military authority, civil disturbance, war, fires, terrorist acts, or other catastrophes or events beyond the party's reasonable control. In the event of any Force Majeure Event, the disabled party shall use all reasonable efforts to meet its obligations as set forth in this Agreement. The disabled party shall promptly and in writing advise the other parties if it is unable to perform due to a Force Majeure Event, the expected duration of any such inability to perform and of any developments (or changes therein) that appear likely to affect the ability of that party to perform any of its obligations hereunder in whole or in part.

16.7         Notices. All notices or other communications given under this Agreement shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail postage prepaid, by prepaid private courier, by overnight courier or by facsimile transmission with a confirmation copy by first-class mail postage prepaid. Any such notice shall be sent as follows:

23

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

If to ALIC: Aetna Senior Supplemental Insurance 800 Crescent Centre Drive Franklin, TN 37067 Attn: Legal Department	If to Company: Lee Lazarus Chief Operating Officer Grandparents.com, Inc. 589 Eighth Avenue, 6th Floor New York, NY 10018	If to Third Party: Chief Sales Officer Reader’s Digest 750 Third Avenue New York, NY 10017
	Copy to: Steve Kamen, Esq. Sills Cummis & Gross P.C. One Riverfront Plaza Newark, NJ 07102	Copy to: General Counsel Reader’s Digest 75 South Broadway White Plains, NY 10601

16.8         Waiver. No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by all parties. No evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this Section may not be waived except as herein set forth. The failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of any such term, covenant, or condition nor shall any waiver of relinquishment of any right or power hereunder, at any one or more times, be deemed a waiver or relinquishment of such right or power at any other time or times.

16.9         Entire Agreement. This Agreement, together with all exhibits and schedules attached hereto, embodies the entire understanding between the parties regarding the subject matter hereof. All prior or contemporaneous correspondence, proposals, offers, conversations, or memoranda relating to the subject matter hereof are superseded by this Agreement and all exhibits and schedules attached hereto, and are without any further force or effect whatsoever. Except as otherwise provided in this Section 16.9, no change, alteration, or modification hereof may be made except in a writing that expressly refers to this Agreement and is signed by both parties. ALIC and the Company may amend this Agreement without the consent of the Third Party (a) if there is a corresponding provision in the Program Agreement, (b) if, but only to the extent, such corresponding provision is amended in the Program Agreement, (c) if such change is not materially adverse to the Third Party and (d) if such change does not affect any of the Royalty, [***] or [***] payable to the Third Party.

16.10         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

24

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

16.11         Captions. The captions contained in this Agreement are for purposes of organization only and do not constitute a part of this Agreement.

16.12         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.13         No Third-Party Beneficiaries. Except as contemplated by ARTICLE 12, there shall be no third-party beneficiaries to this Agreement, and no third party has any rights hereunder.

16.14         Assignment. Except as provided in Section 16.5, neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the prior consent in writing of the other parties. Any purported assignment without such consent is void and of no effect.

16.15         Insurance.

(a)          During the Term, Third Party agrees to purchase the following insurance coverage from an authorized insurance company:

(i)          comprehensive general liability insurance with limits for bodily injury and property damage of not less than $3,000,000 in the aggregate and per occurrence; and

(ii)         errors and omissions (professional liability) coverage with limits of not less than $1,000,000 for each occurrence.

(b)          The insurance coverages described in Section 16.15(a) shall not be reduced or canceled by Third Party unless such insurance is replaced by another qualified insurance carrier without any lapse of coverage. Any changes in carriers for the coverage specified in Section 16.15(a)(ii) shall include a retroactive date covering any losses from the Effective Date. Such insurance shall be primary and noncontributory to any insurance maintained by ALIC or the Company.

(c)          Third Party shall name ALIC and Company as an additional insured on the coverages described in Section 16.15(a). In addition, ALIC and Company shall be listed as a party to receive notice of cancellation of any such coverages by the insurance company. Third Party shall provide ALIC and Company with certificates of insurance promptly upon request by ALIC or Company.

16.16         ALIC-Company Program Agreement. This Agreement is not intended to, and shall not be construed to, limit, diminish or otherwise reduce the rights or obligations of ALIC and the Company under the ALIC-Company Program Agreement.

16.17         Allocation of Program Expenses. Unless otherwise specifically provided in this Agreement, each party will be responsible for all costs and expenses incurred by it in connection with complying with its responsibilities under this Agreement.

25

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

16.18         Audit Rights.

(a)          Each party shall keep, maintain and preserve in accordance with its generally applicable record retention policies, records of transactions related to this Agreement that are accurate in all material respects. Third Party at its own cost and expense shall have the right once in every twelve (12) month period upon at least seven (7) days’ advance written notice and during normal business hours to audit the books and records of the Company and ALIC related to their compliance with their respective obligations under this Agreement, at the offices of the Company or ALIC, as applicable; provided that in the event any such audit determines that the payments made by the Company for the audited period to Third Party were deficient in excess of ten per cent (10%) of the actual amount due for the period audited because of errors in the amounts received by the Company from ALIC, then one-hundred percent (100%) of the reasonable costs and expenses of such audit incurred by Third Party shall be paid by ALIC, and if any such audit determines that the payments made by the Company for the audited period to Third Party were deficient in excess of ten per cent (10%) of the actual amount due for the period audited because of non-payment by Company (other than by reason of errors in the amounts received by the Company from ALIC or the non-payment of the amount due from ALIC to Company), then one-hundred percent (100%) of the reasonable costs and expenses of such audit incurred by Third Party shall be paid by the Company. In the event of a deficiency in the amount paid to Third Party by Company other than by reason of errors in the amounts received by the Company from ALIC or the non-payment of the amount due from ALIC to Company, Company shall immediately pay to Third Party the deficiency together with interest (at the rate specified in Section 16.18(b)) from the date due. In the event of a deficiency in the amount paid to Third Party by Company by reason of errors in the amounts received by the Company from ALIC or the non-payment of the amount due from ALIC to Company, ALIC shall immediately pay to Company the deficiency in ALIC’s payment to Company together with interest (at the rate specified in Section 16.18(b)) from the date due, and, upon receipt, Company shall immediately pay to Third Party the deficiency in Company’s payment to Third Party together with interest (at the rate specified in Section 16.18(b)) from the date due.

(b)          For purposes of determining interest due pursuant to Section 16.18(a), interest shall be calculated at a monthly interest rate equal to the lesser of (i) an annual rate of eight percent (8%), or (ii) the annual U.S. prime rate as published in the Wall Street Journal on the last business day of the applicable month, in each case divided by twelve (12).

(c)          The Company will provide Third Party with reports that it receives from ALIC hereunder within ten (10) business days of receiving such information from ALIC; provided, however, that the Company shall only be obligated to provide Third Party with such reports, or portions thereof, containing information relating to Third Party or the Program or to Company or ALIC’s obligations hereunder.

[Signature Page Follows]

26

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

IN WITNESS WHEREOF, Company, ALIC and Third Party have caused this Agreement to be executed by their respective officers thereunto duly authorized as of Effective Date.

AETNA LIFE INSURANCE COMPANY

By:	/s/ Patrick Fleming

	Name:	Patrick Fleming

	Title:	AVP and Actuary

AMERICAN CONTINENTAL INSURANCE COMPANY

By:	/s/ Tyrle S. Wooldridge

	Name:	Tyrle S. Wooldridge

	Title:	President & CEO

CONTINENTAL LIFE INSURANCE COMPANY OF BRENTWOOD, TENNESSEE

By:	/s/ Tyrle S. Wooldridge

	Name:	Tyrle S. Wooldridge

	Title:	President & CEO

AETNA HEALTH & LIFE INSURANCE COMPANY

By:	/s/ Michael Atchinson

	Name:	Michael Atchinson

	Title:	CMO

27

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

GRANDPARENTS.COM, INC.

By:	/s/ Steve Leber

	Name:	Steve Leber

	Title:	CEO

READER’S DIGEST FINANCIAL SERVICES, INC

By:	/s/ Howard Halligan

	Name:	Howard Halligan

	Title:	President

28

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

APPENDIX A

Definitions and Construction

A.          Definitions. As used in this Agreement, the following terms will have the following meanings:

“AAA” has the meaning set forth in Section 15.2(a).

“Affiliate” means any entity that, directly or indirectly, majority owns or controls, is majority owned or controlled by, or is under common majority ownership or control with, a party to this Agreement.

“Agreement” has the meaning set forth in the preamble.

“ALIC” has the meaning set forth in the preamble.

“ALIC Affected Party” has the meaning set forth in Section 13.7(b).

“ALIC-Company Program Agreement” has the meaning set forth in Section 1.1(a).

“ALIC Customer” has the meaning set forth in Section 2.2.

“ALIC Customer Documents” has the meaning set forth in Section 2.3.

“ALIC Marks” has the meaning set forth in Section 14.4(b).

“ALIC Material” has the meaning set forth in Section 14.1(a).

“ALIC Material Review Period” has the meaning set forth in Section 14.1(b).

“ALIC Program Manager” has the meaning set forth in Section 6.1(a).

“ALIC Program Sponsor” has the meaning set forth in Section 6.1(a).

“ALIC Security Breach” has the meaning set forth in Section 13.7(b).

“Applicable Jurisdictions” means all fifty (50) states of the United States and the District of Columbia.

“Applicable Law” means any statute, regulation, order, decree or other requirement of law (including any regulatory actions, orders or requirements) that is enacted, promulgated, issued or taken by any governmental entity, including judicial bodies, to the extent applicable to or binding upon a party.

“Application Materials” means the insurance policy application, all applicable coverage rejection and limit selection and sign-off forms, and all other materials obtained from applicants for Health Insurance Products.

“Arbitration Panel” has the meaning set forth in Section 15.2(a).

A-1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

“Arbitration Panel” has the meaning set forth in Section 15.2.

“Business Day” means any day other than a Saturday, Sunday or a United States national holiday.

“Certificateholder” means a person who is the named insured under a Policy or a Renewal, including a named insured under any certificate under a Policy.

“Certificateholder Information” means all information regarding a Certificateholder collected by or on behalf of ALIC or its Affiliates as a result of the application for or issuance of a Policy.

“Claims” has the meaning set forth in Section 12.1.

“Collateral” has the meaning set forth in Section 6.2(b).

“Company” has the meaning set forth in the preamble.

“Company Marks” has the meaning set forth in Section 14.4(a).

“Company Material” has the meaning set forth in Section 14.2(a)(i).

“Company Material Review Period” has the meaning set forth in Section 14.2(a)(ii).

“Company Member” means any person who is a member of a website, association or similar group of the Company or a Company Affiliate.

“Company Member Information” means the names, addresses, phone numbers, e-mail addresses and other similar personal contact information of Company Members.

“Company Program Manager” has the meaning set forth in Section 6.1(a).

“Company Program Sponsor” has the meaning set forth in Section 6.1(a).

“Complaint” means a Customer Complaint or a Government Complaint.

“Confidential Information” has the meaning set forth in Section 13.1(a).

“Consumer Information” means Certificateholder Information, Company Member Information, or Third Party Customer Information, as applicable.

“Customer Complaint” has the meaning set forth in ARTICLE 4.

“Dispute” shall mean any legal controversy or claim between or among any two or more of the Company, Third Party and/or ALIC arising from or in connection with this Agreement or the relationship of the parties under this Agreement (other than in connection with a party’s licensed Marks).

“Disputing Party” has the meaning set forth in Section 15.2(a).

A-2

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

“Effective Date” has the meaning set forth in the preamble.

“Enthusiast Brands” means Birds & Blooms, Country, Country Women, Farm & Ranch Living, and Reminisce.

“Force Majeure Events” has the meaning set forth in Section 16.6.

“Government Complaint” has the meaning set forth in ARTICLE 4.

“Health Insurance Products” means the insurance products described in Section 1.1(b), but only to the extent those products are offered or sold through the Program.

“Indemnified Parties” has the meaning set forth in Section 12.1.

“Indemnitor” has the meaning set forth in Section 12.1.

“Initial Term” has the meaning set forth in Section 9.1.

“Intellectual Property” means all intellectual property rights, whether registered or unregistered, protected, created or arising under the laws of the United States of America or any other jurisdiction anywhere in the world, including (a) patents, patent applications and inventions and discoveries that may be patentable registrations and applications, (b) design registrations, unregistered design rights and design application, (c) all copyright registrations, non-registered copyrights and applications and neighboring rights, (d) registrations of and applications for corporate names, trade names, logos, trademarks, service names and service marks, including registration and applications thereof and any unregistered common law trademarks, (e) all rights on software (including any associated source code and documentation), all rights on databases and technology and technology processes and all intellectual property rights required to operate the information technology, (f) domain names, (g) all trade secrets and other confidential information (including know-how, client lists and provider lists) and (h) all other registered or unregistered intellectual or industrial property rights and equivalent or similar form of protection.

“Jointly-Developed IP” has the meaning set forth in Section 14.3(c).

“Marks” means corporate names, trade names, assumed names, trade styles, trademarks, service marks, designs, logos, slogans, or similar indicators of identification of origin, whether registered or unregistered, and the goodwill associated therewith.

“Master Brands” means Reader’s Digest, Reader’s Digest Large Print, Reader’s Digest Select Editions, The Family Handyman, Taste of Home, Taste of Home Simple & Delicious.

“Nonpublic Personal Information” has the meaning set forth in Section 13.4(b).

“Other Senior Health Product” has the meaning set forth in Section 8.2.

“Overall Program” has the meaning set forth in Section 1.1(a).

A-3

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

“Policy” means any insurance policy issued by ALIC or an ALIC Affiliate under the Program, including any Renewal thereof, including any certificate issued thereunder.

“Privacy Laws” has the meaning set forth in Section 13.1(b).

“Program” means solely the portion of the Overall Program in which Third Party will participate as contemplated by this Agreement. For the avoidance of doubt, “Program” does not include any activities relating to any portion of the Overall Program in which Third Party does not participate, including any such portion of the Overall Program in which the Company or [***] participate but does include [***].

“Program Manager” means the ALIC Program Manager, the Company Program Manager, or the Third Party Program Manager, as such terms are defined in Section 6.1(a).

“Program Materials” means the materials necessary or useful to ALIC’s administration of the Program (including applications, billing statements, privacy disclosures and Certificateholder correspondence), as well as printed, electronic and broadcast matter advertising and promoting of the Program.

“Program Sponsor” means the ALIC Program Sponsor, the Company Program Sponsor, or the Third Party Program Sponsor, as such terms are defined in Section 6.1(a).

“Program Website” has the meaning set forth in Section 3.1(a)(iv).

“Program Website Intellectual Property” means the Program Website, Program Website URL, software code, design, features, functionality, technical and other specifications for the Program Website, and any content solely developed by ALIC for or on the Program Website, including the look and feel of the Program Website.

“Publicly Available Information” has the meaning set forth in Section 13.1(c).

“Qualified Third Party Customer” has the meaning set forth in Section A(v) of Schedule 5.

“Renewal” means the first and each subsequent renewal of a Policy (including a certificate), including a Policy (including a certificate) that is renewed after the termination of this Agreement, regardless of whether such renewal is or is not on the same plan or form.

“Renewal Term” has the meaning set forth in Section 9.1.

“Representatives” has the meaning set forth in Section 13.3(a).

“Royalties” means royalties paid by ALIC to the Company pursuant to the ALIC-Company Program Agreement solely with respect to sales of Policies to Qualified Third Party Customers.

[***]

“Term” has the meaning set forth in Section 9.1.

A-4

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

“Third Party ” has the meaning set forth in the preamble.

[***]

“Third Party Affected Party” has the meaning set forth in Section 13.7(a).

“Third Party Competitor” has the meaning set forth in Section 8.1(b).

“Third Party Customer” means a subscriber to Reader’s Digest or its Master Brands or Enthusiast Brands.

“Third Party Customer Information” has the meaning set forth in Section 3.2(a).

“Third Party Lead” has the meaning set forth in Section A(v) of Schedule 5.

“Third Party Fees” has the meaning set forth in Schedule 5.

“Third Party Marketing Plan” has the meaning set forth in Section 6.2(d).

“Third Party Material” has the meaning set forth in Section 14.2(b)(i).

“Third Party Material Review Period” has the meaning set forth in Section 14.2(b)(ii).

“Third Party Program Manager” has the meaning set forth in Section 6.1(a).

“Third Party Program Sponsor” has the meaning set forth in Section 6.1(a).

“Third Party Security Breach” has the meaning set forth in Section 13.7(a).

“Third Party Websites” has the meaning set forth in Section 3.1(a)(iv).

“Trademark Dispute” has the meaning set forth in Section 14.5.

“Transaction Agreements” means this Agreement and the HIPAA Business Associate Agreement attached hereto as Schedule 13.8.

B.           Construction. As used in this Agreement, (i) all references to the plural number shall include the singular number (and vice versa); (ii) all references to any gender (whether neutral, masculine or feminine) shall include the other genders; (iii) all references to “herein,” “hereof,” “hereunder,” “hereinbelow,” “hereinabove” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement; (iv) all references to “include,” or “includes,” or “including” shall be deemed to be followed by the words “without limitation;” (v) the word “or” means “and/or” unless the context provides for a different interpretation; and (vi) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation. References herein to any document including this Agreement shall be deemed a reference to such document as it now exists, and as from time to time hereafter the same may be amended. References herein to a “person” or “persons” shall be deemed to be references to an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint stock company, or any other form of entity. Captions of the sections of this Agreement are for convenience of reference only and are not intended as a summary of such sections and do not affect, limit, modify or construe the contents thereof.

A-5

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 5

ADDITIONAL TERMS RELATING TO COMPENSATION

A.           ALIC Advance to Company.

(i)          On the Effective Date, or within [***] thereafter, ALIC will pay to Company a [***].

(ii)         ALIC shall, within [***] following [***], pay to [***].

(iii)        The parties agree that the Royalties shall be calculated as follows [***].

(iv)        [***].

(v)         ALIC agrees to track Third Party Leads. ALIC agrees to (a) track Qualified Third Party Customers who become Qualified Third Party Customers by purchasing a Policy in response to a marketing vehicle containing a Third Party Mark or promotion on a Third Party Website, and (b) to use commercially reasonable efforts to track Qualified Third Party Customers who become Qualified Third Party Customers by purchasing a Policy in response to a marketing vehicle other than as set forth in subparagraph (a) of this Section A(v) above within ninety (90) days of becoming a Third Party Lead. “Qualified Third Party Customer” means any Third Party Lead who ALIC identifies as purchasing a Policy within ninety (90) days of becoming a Third Party Lead (whether or not such purchase is in response to a promotion using a Third Party Mark). A “Third Party Lead” means a person who responds to (a) direct mail, email, advertisement or any other marketing vehicle containing a Third Party Mark, or (b) promotion on a Third Party Website, in each case, as further provided herein. (For avoidance of doubt, a Qualified Third Party Customer need not be a Third Party Customer, i.e., a subscriber to Reader’s Digest or any other Third Party Brand.) ALIC agrees to provide an (800) telephone number to be used exclusively on marketing vehicles that include the Third Party Marks and to use commercially reasonable efforts to track all contacts using such telephone number as Third Party leads. Any promotion of the Policies on Third Party Websites will link directly to the Program Website operated by ALIC, and ALIC will use commercially reasonable efforts to track all users who use such link as Third Party Leads. At such time as a person responding to a promotion or marketing vehicle using the Third Party Marks completes a form on the Program Website or provides some/all of his/her contact information to an ALIC representative at a call center, ALIC will mark such person as a Third Party Lead and such person will be deemed to have become a Third Party Lead for the purpose of this Agreement.

B.           Company Compensation of Third Party.

(i)          This Section B of Schedule 5 describes in full Company’s obligation to pay Third Party Fees to Third Party. Except to the extent set forth in ARTICLE 5 and this Schedule 5, Company has no obligation of any kind or nature to pay any Third Party Fees to Third Party relating to this Agreement.

(ii)         Company shall pay to Third Party “Third Party Fees”, which shall be defined [***].

(iii)        [***].

Schedule 5, Page 1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(iv)        Notwithstanding any other provision of this Agreement or this Section B of this Schedule 5, if Applicable Law, whether existing on the date of execution of this Agreement or thereafter enacted, [***].

(v)         During the term of this Agreement, to the extent Company acquires Company Members hereunder using customer lists provided by Third Party, Company will flag those Company Members on its database as Third Party Customers and will pay to Third Party [***].

(vi)        To the extent Company fails to pay Third Party any Third Party Fees validly due to Third Party hereunder by reason of (i) bankruptcy or insolvency (or similar financial circumstances) or dissolution of the Company or (ii) a dispute asserted by the Company in bad faith or other Company bad faith act, (iii) or for any other reason other than a good faith dispute as to the amount validly due, and does not rectify such failure within ten (10) business days of written notice from Third Party, upon notice from Third Party to ALIC, [***].

Schedule 5, Page 2

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 13.8

HIPAA BUSINESS ASSOCIATE AGREEMENT

See next page.

Schedule 13.8

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 14.4(a)

COMPANY MARKS

Schedule 14.4(a)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 14.4(b)

ALIC MARKS

The Aetna logo - Use an ® symbol

“ae” Logo 2012 - Use an ® symbol

Aetna Life Insurance Company

Schedule 14.4(b)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 14.4(c)

THIRD PARTY MARKS

READER’S DIGEST and the READER’S DIGEST logo

Schedule 14.4(c)